U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: June 6, 2006



                         TIDELANDS OIL & GAS CORPORATION
                         -------------------------------
             (Exact Name of registrant as specified in its Charter)




       Nevada                           0-29613                   66-0549380
----------------------            ------------------          ------------------
State of Incorporation            Commission File No.          I.R.S. Employer
                                                              Identification No.

1862 West Bitters Rd. San Antonio, TX                                78248
-----------------------------------------                     ------------------
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number,(   210     )     764       -    8642
                               -----------  -------------   -----------



                     (Registrant's former name and address)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01     Regulation FD Disclosure

     On June 5, 2006, Tidelands Oil & Gas Corporation subsidiary, Terranova Energia, S.de R.L. de C.V. was awarded a Permit (#G/183/TRA 2006) by the
Comision Reguladora de Energia de Mexico (CRE) to begin construction of the Terranova Occidente and Oriente pipeline portions of its Burgos Hub Export/Import Project.

     Tidelands Oil & Gas issued a News Release today announcing the permit award to Terranova Energia, S.de R.L. de C.V. A copy of the News Release is attached as Exhibit 99.

Limitation on Incorporation by Reference:
-----------------------------------------

     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 will not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor will such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as will be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 will not be deemed an admission of materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Sovereign Risk:
---------------

     The risk of indirect or regulatory actions by local, state or federal authorities in Mexico which may inhibit, delay, hinder or block projects under development in Mexico is very high given the history of operations conducted by past businesses other than the Company in Mexico. There is a substantial risk that a set of actions taken by commission or omission by the various actors in the public, private, nongovernmental and/or social sectors could negatively impact a project or investment in Mexico. The legal system employed in Mexico is dramatically different in its structure and method of operation compared to the common law foundation present in the United States of America. The level of legal protection afforded investors by the North American Free Trade Agreement has not materially improved from a foreign investor's viewpoint.

     There can be no assurance that a commercially viable project will be completed due to the above factors which could result in commercial competitors trying to circumvent the market system through the exploitation of undocumented, extra-official channels of influence that constitute unfair competition. Federal, state and local authorities are not well coordinated in their legal protections and improper influence and competition may arise from any level of government to disrupt or destroy the commercial viability of investments by foreign investors. While the Company has taken precautions to limit its investments to prudent levels, there is a continuing risk of adverse activities arising from the above sources that could impair or result in the entire loss of investment in otherwise commercially viable projects initiated by the Company in Mexico.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 TIDELANDS OIL & GAS CORPORATION
Dated: June 6, 2006


                                                  /s/ Michael Ward
                                                 -------------------------------
                                                 By: Michael Ward
                                                 Title: President